UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 23, 2019

ENVISION SOLAR INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53204	26-1342810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Eastgate Drive, San Diego, CA		92126
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 799-4583

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EVSI	The NASDAQ Capital Market
Warrants	EVSIW	The NASDAQ Capital Market

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 23, 2019, Envision Solar International, Inc. (the “Company”) announced that it has appointed Katherine H. McDermott, 59, as Chief Financial Officer effective as of July 23, 2019. From August 2017 until February 2019, Ms. McDermott served as Chief Financial Officer of Steico Industries, Inc., a subsidiary of Senior plc (LON: SNR). Prior to that, Ms. McDermott served as Chief Financial Officer for LRAD Corporation (NASDAQ: LRAD), from 2009 until July 2017. Ms. McDermott has also served as the Chief Financial Officer for National Pen Company from 2005 to 2006 and the vice president of finance for Lantronix, Inc., from 2000 to 2005. Ms. McDermott held a variety of senior financial positions with Bausch & Lomb from 1988 to 1999 and began her career holding a number of financial positions with a component division of General Motors from 1982 to 1988. Ms. McDermott holds a Bachelor’s degree in Business Administration from St. Bonaventure University and a Masters of Business Administration from the William E. Simon School of Business Administration at the University of Rochester.

Ms. McDermott and the Company agreed to an offer letter dated July 15, 2019 (the “Offer Letter”) whereby the Company agreed to pay Ms. McDermott an annual salary of $220,000 per year. Ms. McDermott is eligible for an annual bonus up to 20% of her base salary subject to performance metrics established by the Company. The Company will also grant Ms. McDermott an option to purchase up to 49,104 shares of the Company’s common stock which shall vest over a four year period. The description of the terms of the Offer Letter does not purport to be complete and is qualified in its entirety to the full text of the Offer Letter, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Ms. McDermott and the Company have not engaged in any related party transaction. Ms. McDermott has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There are currently no other arrangements or understandings with Ms. McDermott with respect to her appointment as Chief Financial Officer.

Effective July 23, 2019, Chris Caulson will no longer be Chief Financial Officer of the Company but will remain employed with the Company until on or before August 15, 2019. In connection with Mr. Caulson’s termination of his employment with the Company, the Company and Mr. Caulson entered into a Severance and Release Agreement whereby the Company will pay Mr. Caulson a severance amount equal to six (6) months of his salary.

2

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Offer Letter to Katherine H. McDermott dated July 15, 2019

99.1	Press Release dated July 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION SOLAR INTERNATIONAL, INC.

Dated: July 23, 2019	By:	/s/ Desmond Wheatley
	Name:	Desmond Wheatley
	Title:	Chief Executive Officer

3